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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------


                                    FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 1, 1998


                            JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)



         California                     0-26956                 95-3302338
----------------------------      ----------------------     -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)



                       12711 Ventura Boulevard, Suite 400
                          Studio City, California 91604
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 766-8311



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Item 2.  Acquisition or Disposition of Assets

               On April 1, 1998, Jerry's Famous Deli, Inc. (the "Company") completed the purchase through its wholly-owned subsidiary National Deli corporation, Inc., a Florida Corporation, of The Epicure Market ("Epicure") pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement"), dated as of December 12, 1997, among the Company, Epicure Market, Inc., a Florida corporation ("Seller"), Harry Thal, Mitchell Thal, and E & L Thal Real Estate Account Partnership, a Florida general partnership, a/k/a E & L Thal Real Estate Account, a Florida general partnership a/k/a E & L Thal Partners, a Florida general partnership.

               The Epicure Market is a well-known specialty gourmet food market located in Miami Beach, Florida. It has been in business for over 50 years, and had gross revenues of approximately $13.3 million in 1997. Harry and Mitchell Thal, members of the family which has owned and managed the market ever since it began in business, have entered into five year employment agreements with the Company, under which they will continue to manage the day-to-day operation of the Market.

               The purchase price for the business and assets of Epicure was $7,100,000 in cash, subject to certain adjustments pursuant to the Purchase Agreement, and 934,509 shares of the Company's common stock. The total purchase price was paid in full at closing. Concurrently with the purchase, the Company entered into a 20-year term lease agreement, with additional options to renew, with affiliates of the Seller. The cash portion of the purchase price was funded with borrowings under existing bank loan agreements.

               The Company intends to continue to operate the market under the name "The Epicure Market." The Company may install seating for in-house dining, extend store operating hours, and attempt to expand into delivery and catering activities.


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
Item 7.  Financial Statements and Exhibits
               (a)    Financial Statements of Business Acquired.

                      The Company's independent auditor is currently completing its audit of the financial statements of Epicure and it is anticipated that the Company will file those audited financial statements no later than 60 days following the date by which this Form 8-K must be filed.

               (b)    Pro Forma Financial Information.

                      The Company's independent auditor is currently completing its audit of the financial statements of Epicure and it is anticipated that the Company will file the pro forma financial statements no later than 60 days following the date by which this Form 8-K must be filed.

               (c)    Exhibits.

10.1 Asset Purchase Agreement, dated as of December 12, 1998, among the Company, Epicure Market, Inc., a Florida corporation ("Seller"), Harry Thal, Mitchell Thal, and E &
                      L Thal Real Estate Account Partnership, a Florida general partnership, a/k/a E & L Thal Real Estate Account, a
                      Florida general partnership a/k/a E & L Thal Partners, a
                      Florida general partnership, as modified by the Modification to Asset Purchase Agreement dated as of February 17, 1998.

10.2                  Lease Agreement, dated as of April 1, 1998, between the Company and
                      E&L Thal Real Estate Account Partnership.

10.3                  Employment Agreement, dated as of April 1, 1998, between the
                      Company and Harry Thal.

10.4                  Employment Agreement, dated as of April 1, 1998, between the
                      Company and Mitchell Thal.

10.5                  Stock Restriction Agreement dated April 1, 1998, among
                      National Deli Corporation, the Company, Harry Thal,
                      Mitchell Thal, Naomi Thal, Estate of Edith Thal, and Katz,
                      Barron, Squitero, Faust & Berman, P.A.




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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 13, 1998                     JERRY'S FAMOUS DELI, INC.



                                           By: /s/ Isaac Starkman
                                               ---------------------------------
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit                                                                                   Sequentially
                                                                                          Numbered
Number            Description                                                             Page


10.1           Asset Purchase Agreement, dated as of December 12, 1998, among the
               Company, Epicure Market, Inc., a Florida corporation ("Seller"), Harry Thal,
               Mitchell Thal, and E & L Thal Real Estate Account Partnership, a Florida
               general partnership, a/k/a E & L Thal Real Estate Account, a Florida general partnership a/k/a E & L Thal Partners, a Florida general partnership, as modified by the Modification to Asset Purchase Agreement dated as of February
               17, 1998.

10.2           Lease Agreement, dated as of April 1, 1998, between the Company and E&L
               Thal Real Estate Account Partnership.

10.3           Employment Agreement, dated as of April 1, 1998, between the Company and
               Harry Thal.

10.4           Employment Agreement, dated as of April 1, 1998, between the Company and
               Mitchell Thal.

10.5           Stock Restriction Agreement dated April 1, 1998, among National Deli
               Corporation, the Company, Harry Thal, Mitchell Thal, Naomi Thal, Estate of
               Edith Thal, and Katz, Barron, Squitero, Faust & Berman, P.A.




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